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                                FORM OF AMENDMENT

                                                                    EX-99.g.1(l)

                                [JP MORGAN LOGO]
                                   JP MORGAN

JP MORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

February 15, 2002

Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

RE:     AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES
        LENDING AUTHORIZATION
        DATED JULY 15, 1997 - REFLECTING NAME CHANGES OF SERIES TO SCHEDULE A

Dear Sirs:

          We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Custodian"), as successor to the Morgan Stanley Trust Company, and UBS Relationship Funds (formerly known as Brinson Relationship Funds) (the "Client").

     The parties hereby agree as follows:

     1. Schedule A is replaced in its entirety with Schedule A attached hereto.

          The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

          Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont St., Boston, MA 02108.

                                            Very truly yours,

                                            JP MORGAN CHASE BANK

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS

By:
    ---------------------------------
Name:
Title:

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                                   SCHEDULE A

ACCOUNT                                                          MAXIMUM PERMISSIBLE LOAN          MAXIMUM PERMISSIBLE LOAN
                                                                  PERCENTAGE--TOTAL FUND           PERCENTAGE--SINGLE ISSUE
---------------------------------------------------------------------------------------------------------------------------
THE UBS RELATIONSHIP FUNDS

    UBS Global Securities Relationship Fund                      33 1/3% of total assets

    UBS U.S. Value Equity Relationship Fund                      33 1/3% of total assets

    UBS Global Bond Relationship Fund                            33 1/3% of total assets

    UBS U.S. Cash Management Prime Relationship Fund             33 1/3% of total assets

    UBS U.S. Core Plus Relationship Fund                         33 1/3% of total assets

    UBS U.S. Equity Relationship Fund                            33 1/3% of total assets

    UBS U.S. Large Cap Equity Relationship Fund                  33 1/3% of total assets

    UBS U.S. Intermediate Cap Equity Relationship Fund           33 1/3% of total assets

    UBS U.S. Small Cap Equity Relationship Fund                  33 1/3% of total assets

    UBS International Equity Relationship Fund                   33 1/3% of total assets

    UBS U.S. Bond Relationship Fund                              33 1/3% of total assets

    UBS U.S. Short Duration Relationship Fund                    33 1/3% of total assets

    UBS Short-Term Relationship Fund                             33 1/3% of total assets

    UBS Emerging Markets Equity Relationship Fund                33 1/3% of total assets

    UBS Enhanced Yield Relationship Fund                         33 1/3% of total assets

    UBS U.S. Treasury Inflation Protected Securities             33 1/3% of total assets
    Relationship Fund

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
ACCOUNT                                                          MAXIMUM PERMISSIBLE LOAN          MAXIMUM PERMISSIBLE LOAN
                                                                  PERCENTAGE--TOTAL FUND           PERCENTAGE--SINGLE ISSUE
---------------------------------------------------------------------------------------------------------------------------
    UBS High Yield Relationship Fund                        33 1/3% of total assets

    UBS Defensive High Yield Relationship Fund              33 1/3% of total assets

    UBS Emerging Markets Debt Relationship Fund             33 1/3% of total assets

    UBS U.S. Securitized Mortgage Relationship Fund         33 1/3% of total assets

    DSI Enhanced S&P 500 Relationship Fund                  33 1/3% of total assets

    * U.S. Equity Securities                                                                                 80%

    * All other Securities                                                                                  100%
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